Exhibit 10.26
THIRD AMENDMENT OF AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
     THIS THIRD AMENDMENT OF AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Third Amendment”) is entered into as of the 31st day of August, 2009 (the “Effective Date”), by and among WEST OAHU MALL ASSOCIATES, LLC, a Hawaii limited liability company (“Seller”); TNP AQUISITIONS, LLC, a Delaware limited liability company (“Buyer”); and TITLE GUARANTY ESCROW SERVICES, INC.
     WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of July 13, 2009 (the “Purchase Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located in Honolulu, Hawaii and more particularly described in the Purchase Agreement (the “Property”); and;
     WHEREAS, Seller and Buyer entered into a First Amendment of Purchase and Sale and Joint Escrow Instructions on July 22, 2009 (“First Amendment”), and a Second Amendment of Purchase and Sale Agreement dated as of August 13, 2009 (“Second Amendment”) thereby amending the Purchase Agreement;
     WHEREAS, Seller and Buyer therefore desire to amend the Purchase Agreement, as amended on the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
     1. Environmental Contingency. Section 1 of the Second Amendment provides in part that, in the event Buyer fails to waive its environmental contingency in writing prior to 4:00 pm Hawaii time on August 31, 2009, then the Purchase Agreement shall terminate automatically and Buyer shall receive its deposit. Buyer and Seller hereby amend the Purchase Agreement to provide that Buyer shall have until 4:00 pm Hawaii time on September 30, 2009 to remove its environmental contingency. In the event that Buyer shall not remove such contingency in writing on or before 4:00 pm Hawaii time on September 30, 2009, then the Purchase Agreement shall terminate automatically and buyer shall receive its deposit..
     2. Entire Agreement. The Purchase Agreement, as modified by the First Amendment, Second Amendment and this Third Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties.
     3. Counterparts. This Third Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement..
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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

SELLER:	West Oahu Mall Associates, LLC, A Hawaii limited liability company
	By:	/s/ Joseph Daneshgar
		Name:	Joseph Daneshgar
Title:

BUYER:	TNP AQUISITIONS, LLC, a Delaware limited liability company
	By:	/s/ Steve Corea
		Name:	Steve Corea

CONSENT OF ESCROW HOLDER
     The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Fourth Amendment, (ii) be Escrow Holder under said Purchase Agreement and Fourth Amendment and (iii) be bound by said agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.

DATED:	TITLE GUARANTY ESCROW SERVICES, INC

(“Escrow Holder”)

By:

Its: